Exhibit 10.15


                    AMENDED AND RESTATED CONSULTING AGREEMENT

     This Amended and Restated Consulting Agreement is made as of the 27th day of July, 2006, by and between Poseidis, Inc. (the "Company"), a corporation duly organized and existing under the laws of Florida with offices at 222 Lakeview, West Palm Beach, Florida 33401, and Louis Pardo (the "Consultant"), with an address of 454 De La Gauchetiere Ouest, Montreal H2Z1E3, QC Canada.

     WHEREAS, Company is engaged in the business of mineral water resources exploitation, bottling and distributing; and the Consultant is engaged in the business of creating, marketing and branding food products. In addition, the Consultant renders consulting services for planning and implementation of new business plans and marketing strategies related to new business opportunities including the La Troliere water spring;

     WHEREAS, the Company retained the services of the Consultant, and the Company and the Consultant have previously entered into consulting agreements pursuant to which the Consultant has provided consulting services to the Company and the Company has issued and delivered to the Consultant 6,653,000 shares of the Company's common stock (the "Shares") in payment of consulting fees; and

     WHEREAS, the Company has determined that errors occurred in the historical accounting treatment of the consulting fees and the issuance of the Shares and in the calculation of the price per share applicable to the Shares;

     WHEREAS, the Company and the Consultant desire to correct such errors and to consolidate, amend, and restate the terms of the previous consulting agreements as set forth herein.

     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth and intending to be legally bound thereby, the Corporation and the Consultant hereby agree as follows:

     1. The Company hereby confirms retaining the services of the Consultant for the period commencing January 1, 2001 and terminating on December 31, 2005. In exchange for the Consulting Services rendered (as that term is defined herein) during such five-year period, the Consultant and the Company have agreed upon, and the Consultant has received from the Company, a fee of 6,653,000 shares of the Company's common stock. The Consultant will be able to request additional issuance of shares, in a quantity to be validated and approved by the Board, to individuals and/or corporation that will be necessary, and of significant use in order to assist the Consultant in the definition and implementation of the business plan, new products development, market analysis, and more generally all activities directly related to its mission for the Company. The Consultant agrees not to transfer the Shares (or any portion of the Shares) directly or indirectly to any third party for a period of two years commencing July, 11, 2005, except to a purchaser who is acquiring substantially all the assets of the Company or at least 75% of the Company's issued and outstanding common stock.

     2. The Consultant shall, employing his best efforts, assist the Company by providing the following ("Consulting Services"): business strategy services and provide the Company with a new business plan and strategy for the Source in La Troliere, France which shall include new product line development, derived communication strategies, as well as marketing strategies and implementation of such new business plan strategy. The Consultant will also serve as an officer and director of the company



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     3. The  Consultant  shall be an  independent  contractor  and shall have no right or authority to assume or create any obligations or responsibility, express or implied, on behalf of or in the name of the Company, unless specifically authorized in writing by the Company. No provision of this Agreement shall be construed to preclude Consultant from pursuing other consulting projects.

     4. The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind unless caused by the negligence or intentional misconduct of the Consultant or any person or entity acting for or on behalf of the Consultant.

     5. The Company and its present and future subsidiaries jointly and severally, agree to indemnify and hold harmless the Consultant against any loss, claim, damage or liability whatsoever, (including reasonable attorneys fees and expenses), to which such indemnified party may become subject as a result of performing any act (or omitting to perform any act) contemplated to be performed by the Consultant pursuant to this Agreement if such act or omission did no violate the provisions of Section 4 of this Agreement. So long as the Company has not provided counsel to the indemnified party in accordance with the terms of this Agreement, the Company and its subsidiaries agree to reimburse the defense of any action or investigation (including reasonable attorneys fees and expenses), subject to any understanding from such indemnified party to repay the Company or its subsidiaries if it is ultimately determined that such indemnified party is not entitled to such indemnity. In case any action, suit or proceeding shall be brought or threatened, in writing, against any indemnified party, it shall notify the Company within twenty (20) days after the indemnified party receives notice of such action, suit or such threat. The Company shall have the right to appoint the Company's counsel to defend such action, suit or proceeding, provided that such indemnified party consents to such representation by such counsel, which consent shall not be unreasonably withheld. In the event any counsel appointed by the Company shall not be acceptable to such indemnified party, then the Company shall have the right to appoint alternative counsel for such indemnified party reasonably acceptable to such indemnified party, until such time as acceptable counsel can be appointed. In any event, the Company shall, at its sole cost and expense, be entitled to appoint counsel to appear and participate as co-counsel in the defense thereof. The indemnified party, or its co-counsel, shall promptly supply the Company's counsel with copies of all documents, pleadings and notices which are filed, served or submitted in any of the aforementioned. No indemnified party shall enter into any settlement without the prior written consent of the Company, which consent shall not be unreasonably withheld.

     6. This Agreement shall be binding upon the Company and the Consultant and their successors and assigns. This Agreement terminates as of December 31, 2005 except as to the restrictions on the transferability of the Shares and the indemnification terms set forth herein.

     7. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable)



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shall not in any way be affected or  impaired  thereby;  and (ii) to the fullest
extent  possible,   the  provisions  of  this  Agreement   (including,   without
limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     8. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any other provisions hereof (whether or not similar) shall be binding unless executed in writing by both parties hereto nor shall such waiver constitute a continuing waiver.

     9. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which shall constitute one and the same Agreement.

     10. The Parties agree that should any dispute arise in the administration of this Agreement, that the agreement shall be governed and construed by the Laws of the State of Florida, United States of America.

     11. This Agreement contains the entire agreement between the Parties with respect to the consulting services to be provided to the Company by the Consultant and supersedes any and all prior understandings, agreements or correspondence between the Parties.



     IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be signed by duly authorized representatives as of the day and year first above written.


        Poseidis, Inc.                             Consultant
   A Florida Corporation

By: /s/ John J. McGovern                      /s/ Louis Pardo
    -------------------------------          ----------------------------------
    John J. McGovern                         Louis Pardo
    Executive Vice President and
    Chief Financial Officer










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